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                                                                  Exhibit 10.10


                              EMPLOYMENT AGREEMENT


       This Employment Agreement ("Agreement") dated September 30, 1994 is between Cobb Directional Drilling Company, L.L.C., a Delaware limited liability company (the "Company"), and Archie A. Cobb, III ("Employee").

       WHEREAS, the Company is acquiring substantially all the assets of Cobb Directional Drilling Company, Inc. and Posi-Trak Mud Motors, Inc. (collectively, "Old Cobb");

       WHEREAS, Employee owns all the outstanding common stock of Old Cobb;

       WHEREAS, Employee is an integral part of the business of the Company, and the Company desires to retain Employee's services subsequent to the closing of the acquisition;

       NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:

       1.   Position and Duties.   Employee shall be employed by the Company as
its Chairman and/or President. In such capacity, Employee agrees to devote substantially all of his time, energy and skill to his duties at the Company.
As used herein, employment with the Company includes employment with the Company and such of the Company's affiliates and subsidiaries as is necessary or appropriate in order to implement the intention of this Agreement. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Employee from time to time by the Board of the Company.

       2. Term of Employment. The term of employment pursuant to this Agreement shall commence September 30, 1994 (the "Commencement Date"). Employee's employment with the Company pursuant to this Agreement is for a five-year period, commencing on the Commencement Date (the "Term"), subject to the provisions regarding termination set forth below. Upon the termination of Employee's employment with the Company, for any reason, neither Employee nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 4, 5, 6 and 7 below.

       3. Compensation. Employee shall be compensated by the Company for his services as follows:

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       (a) Salary.  Employee shall be paid a monthly salary of $12,500.00
     ($150,000.00 per year), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed by the Company not less than annually and may be increased as determined appropriate by the Company. Neither the Company nor Employee is obligated to agree to any reduction in Employee's time commitment; if, however, the Company and Employee mutually agree to reduce Employee's time commitment to less than full time as provided in paragraph 1, the Company and Employee will mutually agree to a reduced salary in connection with the reduced time commitment.

       (b) Benefits. Employee shall have the right, on the same basis as other executives of the Company or Drilex Holdings Corp. ("Drilex") who are vice presidents of Drilex or presidents of divisions or subsidiaries of similar size as the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the medical, dental, 401(k) plan and other group plans. In addition, Employee shall be entitled to the benefits afforded to other senior executives under the Company's or Drilex's vacation, holiday and other similar policies. Employee shall be entitled to three weeks paid vacation or such longer period as may be approved in writing by the Chief Executive Officer of Drilex.

       (c) Expense Reimbursement. Upon receipt of proper documentation establishing the amount of such expenses, the Company shall reimburse Employee for any reasonable business expenses incurred. Employee agrees to comply with any and all policies established by the Company regarding business expenses in seeking reimbursement for such expenses.

       4. Benefits Upon Termination. Notwithstanding paragraph 2 above, Employee agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Employee's employment by the Company for the reasons set forth below, he shall be entitled to the following:

       (a) Termination for Cause. If Employee's employment is terminated by the Company for cause as defined below, Employee shall be entitled to no compensation or benefits from the Company or its subsidiaries or affiliates other than those earned under paragraph 3 through the date of his termination.

       For purposes of this Agreement, a termination for "cause" occurs if Employee is terminated for any of the following reasons:

            (i) theft, dishonesty, fraud, or falsification of any employment or Company records;

            (ii) improper disclosure of the Company's confidential or proprietary information;

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            (iii) any intentional act by Employee which has a material detrimental effect on the Company's (including its subsidiaries and affiliates) reputation, business or financial position or results; or

            (iv) any material breach of this Agreement, which breach is not cured within thirty days following written notice of such breach from the Company.

       If "cause" for termination exists but such cause is susceptible of being remedied, Employee shall have a period of thirty days to cure such cause after written notice from the Company (including any notice pursuant to clause (iv) above).

       (b) Termination for Other Than Cause. If Employee's employment is terminated by the Company other than for cause and other than by reason of death or disability, Employee shall be entitled to the following separation benefits:

            (i) continuation of Employee's salary for the remainder of the Term of the Agreement; and

            (ii) continued provision of the employee benefits, or economic equivalent thereof, described in paragraph 3(b) for a period of one year following such termination.

       (c) Termination by Reason of Death or Disability. If Employee's employment is terminated by reason of his death or disability as defined in the Company's disability plan, Employee shall be entitled to no compensation or benefits from the Company or its subsidiaries or affiliates other than those earned under paragraph 3 through the date of his termination.

       (d) Termination by Employee. If Employee terminates his employment during the Term of this Agreement, Employee shall be entitled to no compensation benefits from the Company or its subsidiaries or affiliates other than those under paragraph 3 through the date of his termination.

       (e) Certain Insurance Benefits. In the event of termination of Employee's employment, the Company will, at Employee's cost and expense, transfer any existing insurance coverages (including health, life and disability) to Mr. Cobb if permitted by law.

       5. Exclusive Remedy. Subject to paragraph 4 above, Employee shall be entitled to no further compensation for any damage or injury arising out of the termination of his employment by the Company.

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       6.  Confidential Information and Inventions Agreement.

       (a) Employee and the Company (for purposes of this paragraph 6 Company includes its subsidiaries and affiliates) agree that all inventions, discoveries, trade secrets, designs or improvements thereto (whether any of the foregoing are patentable or not), trademarks and copyrights, specifically including but not limited to computer programs and related documentation or any other work of authorship conceived, created or made by Employee, alone or with others, during the term of his employment, whether or not during working hours or on the Company's premises, which are (i) within the scope of business operations of the Company or a reasonable or contemplated expansion thereof, (ii) related to any Company work or project, present, past or contemplated, (iii) created with the aid of the Company's materials, equipment or personnel or (iv) based upon information to which Employee has had or may have access as a result of or in connection with his employment with the Company (hereinafter "Employee Developments"), are the sole and exclusive property of the Company; and Employee hereby assigns all rights, title and interest in and to such Employee Developments to the Company. Employee agrees to promptly disclose in writing to the Company any and all such Employee Developments.

       (b) If copyright protection is available for any or all Employee Developments, such Employee Developments shall be considered a work made for hire under the copyright laws and shall be the exclusive property of the Company.

       (c) Employee hereby agrees to execute for the benefit of the Company, at no expense to Employee and without any additional compensation by the Company to Employee, all patent applications, assignment instruments, affidavits and other documents which may be determined by counsel to the Company to be necessary or desirable in order to (i) vest in the Company all rights to Employee Developments owned by the Company pursuant to the terms of this Agreement and (ii) enable the Company to obtain patent coverage thereon (if applicable) in any and all countries. Employee agrees that he will execute and deliver any such documents required in order to comply with this paragraph (c) at any time as requested by the Company, whether or not Employee remains in the employ of the Company.

       (d) Employee agrees that he will treat Employee Developments as confidential and not use Employee Developments for any purpose other than in furtherance of his employment by the Company and that such confidential and nonuse status will be preserved until such time as the subject Employee Developments become public knowledge through no fault of Employee, or through no fault of any third party who is contractually obligated to the Company to maintain such in confidence.

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       (e) Employee acknowledges that during the course of his employment with the Company, Employee may have access and become privy to certain "Confidential Information". As used in this Agreement, the term "Confidential Information" means all information disclosed or which becomes known to Employee as a direct or indirect result of or through his employment with the Company that is not generally known in the businesses and industries in which the Company is directly or indirectly engaged, or which the Company may become engaged during Employee's employment with the Company, including, without limitation, the following:

            (i) information of a technical or research nature, and analyses and interpretations of such information;

            (ii) information of a business nature including, but not limited to, financial and/or marketing data and information respecting the conduct of the present or future phases of the business of the Company; and

            (iii) information of a legal nature including, but not limited to, information related to existing, potential, or threatened lawsuits brought by or against the Company.

     Employee agrees that, without prior written consent of the Company, he will not, at any time, whether before, during or after his employment with the Company, knowingly use, disseminate, disclose, or communicate (either directly or indirectly) such Confidential Information to any person or entity, except as required to perform his duties with respect to his employment with the Company. Employee agrees and acknowledges that the Company may have a legal obligation to one or more third parties to keep such Confidential Information confidential. Employee shall take every reasonable precaution to prevent others from disclosing information in a manner prohibited under this Agreement. The foregoing statement of nondisclosure and nonuse shall extend so long as such Confidential Information is not in the public domain through no fault of Employee (including by way of a breach of this Agreement) or through no fault of any other person or entity that is similarly contractually or otherwise obligated.

       (f) Employee agrees that upon termination of his employment with the Company for any reason, he will promptly return to the Company all books, drawings, reports, specifications, models and other documents or materials which Employee may have obtained during the course of his employment or which relate to any inventions which are the property of the Company (including pursuant to this Agreement) or contain any information which employee is obligated to keep confidential (hereunder or otherwise).

       7. Non-Competition Agreement. In the event that Employee's employment with the Company is terminated for any reason, Employee agrees and covenants that, until

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the end of the five year period commencing with the date of termination of
Employee's employment (hereinafter the "Non-Competition Period"), Employee will not engage in any manner in providing, marketing or brokering services of the same general type as those provided or marketed by Buyer, or associated services, in the geographic areas in which the Company or Old Cobb has operated since January 1, 1992. If the Company believes Employee has violated the provisions of this paragraph, the Company shall have the right to seek relief from any court of competent jurisdiction. Employee acknowledges that money damages alone will not adequately compensate the Company in the event of a breach of the covenants of this paragraph. Therefore, Employee agrees that in addition to all remedies available at law, in equity or under this Agreement, the Company shall be entitled to injunctive relief for the enforcement of this covenant. Employee agrees that the covenants in this paragraph are reasonable with respect to their duration, scope and geographical area. If, at the time of enforcement of this paragraph, a court should hold that the restrictions herein are unreasonable under the circumstances then existing or otherwise, the parties agree that the maximum duration, scope or geographical area legally permissible under such circumstances will be substituted for the duration, scope or area stated herein.

   For purposes of this Agreement, Employee agrees not to do any of the following, which shall be considered to be in competition with the Company:

            (i) Participate, either for himself or for any other person, partnership, corporation, company or entity (other than the Company), in any business or enterprise involved in providing services or products of a nature provided by the Company;

            (ii) Hire, attempt to hire or to assist any other person or entity in hiring or attempting to hire an employee of the Company, or any person who was an the Company employee within the prior twelve-month period;

            (iii) Solicit, in competition with the Company, the business of any the Company customer or any entity whose business the Company was actively soliciting during the prior twelve-month period;

            (iv) Consult with or accept employment with any existing or prospective customer of the Company with respect to any matters or transactions in which the Company has an economic or financial interest (for purposes of this paragraph 7, prospective customer means any person or entity with which the Company is negotiating for business purposes); or

            (v) Participate voluntarily with any person or entity that is involved in a potential or existing business or legal dispute with the Company, including but not limited to litigation, except as may be required by law.

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       Employee covenants and agrees that from and after the Commencement Date, he will use his best efforts to cooperate fully with the Company, its officers, employees, agents, affiliates and attorneys in the defense or prosecution of any lawsuit, dispute, investigation or other legal proceedings or any preparation for any such disputes or proceedings that may be anticipated or threatened ("Proceedings"). Such cooperation shall include providing true and accurate information or documents concerning, or affidavits or testimony about, all or any matters at issue in any Proceedings as shall from time to time be requested by the Company, and shall be within the knowledge of Employee. Such cooperation shall be provided by Employee without remuneration, but Employee shall be entitled to reimbursement for all reasonable and appropriate expenses incurred by him in so cooperating. In any case in which Employee is called as a witness to testify in any discovery Proceedings or court Proceedings relating to the Company (other than by the Company), Employee will notify the Company immediately in order to give the Company a reasonable opportunity to appear and/or assert any privilege to which it may be entitled.

       8. Survival. Employee and the Company agree and acknowledge that the fulfillment of all of Employee's obligations under this Agreement constitutes a material condition to Employee's employment with the Company, and such obligations shall survive the termination of such employment, regardless of the reason for such termination.

       9. Attorneys' Fees. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

       10. Interpretation. Employee and the Company agree that this Agreement shall be interpreted in accordance with and governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof).

       11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and is successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Employee, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

       12. Entire Agreement. This Agreement constitutes the entire employment agreement between Employee and the Company regarding the terms and conditions of his employment. This Agreement supersedes all prior negotiations, representations or agreements between Employee and the Company, whether written or oral, concerning Employee's employment by the Company.

       13. No Representations. Employee acknowledges that he is not relying, and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

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       14.  Validity.  If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

       15. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and the Company.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                 COBB DIRECTIONAL DRILLING
                                   COMPANY, L.L.C.



                                 By: /s/ Archie A. Cobb, III
                                    -----------------------------------



                                    -----------------------------------
                                        Archie A. Cobb, III

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